As filed with the Securities and Exchange Commission on August 5, 2005

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHENIERE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-4352386
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

CHENIERE ENERGY, INC.

2003 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Zurab S. Kobiashvili

General Counsel

Cheniere Energy, Inc.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

(713) 659-1361

(Name and address of agent for service)

Copy to:

Geoffrey K. Walker

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4757

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)(2)	Amount to be Registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $.003 per share, and Rights attached thereto	6,000,000 shares	$33.77	$202,620,000	$23,848.37

(1)	This Registration Statement is filed pursuant to General Instruction E to Form S-8. Registration Statement No. 333-112379 previously registered 1,000,000 shares of Cheniere Energy, Inc. Common Stock (before the two-for-one stock split of the Common Stock), under the Cheniere Energy, Inc. 2003 Stock Incentive Plan, together with an indeterminate amount of Plan interests. The number of previously registered shares has been adjusted to 2,000,000 shares of Common Stock to reflect the two-for-one stock split as set forth in Cheniere Energy, Inc.’s Current Report on Form 8-K filed on March 14, 2005. This Registration Statement is being filed to register 6,000,000 additional shares of Common Stock that may be issued under the Plan. The aggregate number of shares issuable pursuant to the Plan and registered pursuant to this and the earlier registration statement is 8,000,000 shares of Common Stock.
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan in the event of a stock split, stock dividend, recapitalization or similar event.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, based on the average of the high and low prices reported by the American Stock Exchange on July 29, 2005.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

The contents of Registration Statement No. 333-112379 are incorporated herein by reference, except for Items 3, 5 and 8, which are included below. The number of shares contained in such earlier registration statement has been adjusted (as reflected on our Current Report on Form 8-K filed on March 14, 2005) to reflect a two-for-one stock split effective as of April 22, 2005 so that the aggregate number of shares issuable pursuant to the Cheniere Energy, Inc. 2003 Stock Incentive Plan is 8,000,000 shares of Common Stock.

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Cheniere Energy, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference into the Registration Statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended by Form 10-K/A filed on March 16, 2005;

(b)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed with the SEC on May 6, 2005;

(c)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed with the SEC on August 5, 2005;

(d)	Our Definitive Proxy Statement on Schedule 14A, filed on April 7, 2005;

(e)	Our Current Reports on Form 8-K filed on January 12, 2005, January 24, 2005, February 8, 2005 (two), February 28, 2005, March 2, 2005, March 10, 2005, March 14, 2005, March 18, 2005, April 4, 2005, April 7, 2005, April 13, 2005, April 25, 2005, May 25, 2005, June 30, 2005, July 22, 2005, July 25, 2005, July 27, 2005, July 29, 2005 and August 2, 2005;

(f)	All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

(g)	The description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on March 2, 2001, including any subsequent amendments or reports filed for the purpose of updating such description; and

(h)	The description of the rights to purchase Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 1, 2004, as amended by Amendment No. 1 thereto, filed with the SEC on January 24, 2005.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

You may request a copy of these filings, at no cost, by requesting them in writing or by telephone from:

Corporate Secretary

Cheniere Energy, Inc.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

(713) 659-1361

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the Common Stock offered hereby is being passed upon for us by Andrews Kurth LLP. Attorneys at the law firm of Andrews Kurth LLP beneficially own 17,000 shares of our Common Stock.

Item 8. EXHIBITS

The following exhibits have been filed as part of this Registration Statement and are specifically incorporated by reference:

4.1*	Restated Certificate of Incorporation of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to Cheniere’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, as filed with the SEC on August 10, 2004 (SEC File No. 001-16383))

4.2*	Certificate of Amendment of Restated Certificate of Incorporation of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to Cheniere’s Current Report on Form 8-K, as filed with the SEC on February 8, 2005 (SEC File No. 001-16383))

4.3*	Amended and Restated By-laws of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.3 to Cheniere’s Registration Statement on Form S-8, as filed with the SEC on January 30, 2004 (SEC File No. 333-112379))

4.4*	Amendment No. 1 to Amended and Restated By-laws of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to Cheniere’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, as filed with the SEC on May 6, 2005 (SEC File No. 001-16383))

4.5*	Specimen Common Stock Certificate of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.1 to Cheniere’s Registration Statement on Form S-1, as filed with the SEC on August 27, 1996 (SEC File No. 333-10905))

4.6*	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to Cheniere’s Current Report on Form 8-K, as filed with the SEC on October 14, 2004 (SEC File No. 001-16383))

4.7*	Rights Agreement by and between the Company and U.S. Stock Transfer Corp., as Rights Agent, dated as of October 14, 2004 (incorporated by reference to Exhibit 4.1 to Cheniere’s Current Report on Form 8-K, as filed with the SEC on October 14, 2004 (SEC File No. 001-16383))

4.8*	First Amendment to Rights Agreement by and between the Company and U.S. Stock Transfer Corp., as Rights Agent, dated January 24, 2005 (incorporated by reference to Exhibit 4.1 to Cheniere’s Current Report on Form 8-K, as filed with the SEC on January 24, 2005 (SEC File No. 001-16383))

4.9*	Cheniere Energy, Inc. 2003 Stock Incentive Plan (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-8, as filed with the SEC on January 30, 2004 (SEC File No. 333-112379))

4.10	Amendment No. 1 to Cheniere Energy, Inc. 2003 Stock Incentive Plan, dated January 29, 2004

4.11*	Amendment to Cheniere Energy, Inc. 2003 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 to Cheniere’s Current Report on Form 8-K, as filed with the SEC on February 8, 2005 (SEC File No. 001-16383))

4.12*	Amendment No. 2 to Cheniere Energy, Inc. 2003 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to Cheniere’s Annual Report on Form 10-K, as filed with the SEC on March 10, 2005 (SEC File No. 001-16383))

5.1	Opinion of Andrews Kurth LLP regarding legality of common stock

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

23.2	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP

23.3	Consent of KPMG LLP

23.4	Consent of Hein & Associates LLP

23.5	Consent of Sharp Petroleum Engineering, Inc.

23.6	Consent of Ryder Scott Company

24.1	Powers of Attorney (included on signature page)

*	Filed herewith

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 5th day of August, 2005.

CHENIERE ENERGY, INC.

By:	/s/ CHARIF SOUKI
Name:	Charif Souki
Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Don A. Turkleson his lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any and all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Name and Signature	Title	Date
/s/ CHARIF SOUKI Charif Souki	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 5, 2005

/s/ STANLEY C. HORTON Stanley C. Horton	President and Chief Operating Officer (Principal Executive Officer)	August 5, 2005

/s/ WALTER L. WILLIAMS Walter L. Williams	Vice Chairman of the Board and Director	August 5, 2005

/s/ DON A. TURKLESON Don A. Turkleson	Senior Vice President, Chief Financial Officer & Secretary (Principal Financial Officer)	August 5, 2005

/s/ CRAIG K. TOWNSEND Craig K. Townsend	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 5, 2005

/s/ NUNO BRANDOLINI Nuno Brandolini	Director	August 5, 2005

/s/ KEITH F. CARNEY Keith F. Carney	Director	August 5, 2005

/s/ PAUL J. HOENMANS Paul J. Hoenmans	Director	August 5, 2005

/s/ DAVID B. KILPATRICK David B. Kilpatrick	Director	August 5, 2005

/s/ J. ROBINSON WEST J. Robinson West	Director	August 5, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Restated Certificate of Incorporation of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to Cheniere’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, as filed with the SEC on August 10, 2004 (SEC File No. 001-16383))

4.2*	Certificate of Amendment of Restated Certificate of Incorporation of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to Cheniere’s Current Report on Form 8-K, as filed with the SEC on February 8, 2005 (SEC File No. 001-16383))

4.3*	Amended and Restated By-laws of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.3 to Cheniere’s Registration Statement on Form S-8, as filed with the SEC on January 30, 2004 (SEC File No. 333-112379))

4.4*	Amendment No. 1 to Amended and Restated By-laws of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to Cheniere’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, as filed with the SEC on May 6, 2005 (SEC File No. 001-16383))

4.5*	Specimen Common Stock Certificate of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.1 to Cheniere’s Registration Statement on Form S-1, as filed with the SEC on August 27, 1996 (SEC File No. 333-10905))

4.6*	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to Cheniere’s Current Report on Form 8-K, as filed with the SEC on October 14, 2004 (SEC File No. 001-16383))

4.7*	Rights Agreement by and between the Company and U.S. Stock Transfer Corp., as Rights Agent, dated as of October 14, 2004 (incorporated by reference to Exhibit 4.1 to Cheniere’s Current Report on Form 8-K, as filed with the SEC on October 14, 2004 (SEC File No. 001-16383))

4.8*	First Amendment to Rights Agreement by and between the Company and U.S. Stock Transfer Corp., as Rights Agent, dated January 24, 2005 (incorporated by reference to Exhibit 4.1 to Cheniere’s Current Report on Form 8-K, as filed with the SEC on January 24, 2005 (SEC File No. 001-16383))

4.9*	Cheniere Energy, Inc. 2003 Stock Incentive Plan (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-8, as filed with the SEC on January 30, 2004 (SEC File No. 333-112379))

4.10	Amendment No. 1 to Cheniere Energy, Inc. 2003 Stock Incentive Plan, dated January 29, 2004

4.11*	Amendment to Cheniere Energy, Inc. 2003 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 to Cheniere’s Current Report on Form 8-K, as filed with the SEC on February 8, 2005 (SEC File No. 001-16383))

4.12*	Amendment No. 2 to Cheniere Energy, Inc. 2003 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to Cheniere’s Annual Report on Form 10-K, as filed with the SEC on March 10, 2005 (SEC File No. 001-16383))

5.1	Opinion of Andrews Kurth LLP regarding legality of common stock

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

23.2	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP

23.3	Consent of KPMG LLP

23.4	Consent of Hein & Associates LLP

23.5	Consent of Sharp Petroleum Engineering, Inc.

23.6	Consent of Ryder Scott Company

24.1	Powers of Attorney (included on signature page)

*	Filed herewith